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                                                 New York Life Insurance Company
                                                 51 Madison Avenue
                                                 New York, NY 10010
                                                 212-576-6973
                                                 Fax 212 576-8339

                                                 Thomas F. English
                                                 Senior Vice President &
                                                 Deputy General Counsel

                                                 December 21, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          RE:  NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
               CORPORATE SPONSORED VARIABLE UNIVERSAL LIFE SEPARATE
               ACCOUNT-I
               INVESTMENT COMPANY ACT FILE NUMBER: 811-07697
               SECURITIES ACT FILE NUMBER: 333-48300

Ladies and Gentlemen:

         This opinion is furnished in connection with the filing by New York Life Insurance and Annuity Corporation ("NYLIAC") of Post-Effective Amendment No. 2 to the registration statement on Form S-6 ("Registration Statement") under the Securities Act of 1933, as amended, of NYLIAC Corporate Sponsored Variable Universal Life Separate Account-I ("Separate Account-I"). Separate Account-I receives and invests premiums allocated to it under a flexible premium variable universal life insurance policy ("Policy"). The Policy is offered in the manner described in the Registration Statement.

         In connection with this opinion, I have made such examination of the law and have examined such corporate records and such other documents as I consider appropriate as a basis for this opinion hereinafter expressed. On the basis of such examination, it is my opinion that:

         1. NYLIAC is a corporation duly organized and validly existing under the laws of the State of Delaware.

         2. Separate Account-I is a separate account established and maintained by NYLIAC pursuant to Section 2932 of the Delaware Insurance Code, under which the income, gains and losses, realized or unrealized, from assets allocated to Separate Account I shall be credited to or charged against Separate Account-I, without regard to other income, gains or losses of NYLIAC.

         3. The policy has been duly authorized by NYLIAC and, when sold in jurisdictions authorizing such sales, in accordance with the Registration Statement, will constitute validly issued and binding obligations of NYLIAC in accordance with its terms.
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Securities and Exchange Commission
December 21, 2001
Page 2

         4. Each owner of a Policy will not be subject to any deductions, charges, or assessments imposed by NYLIAC, other than those provided in the Policy.

         I consent to the use of this opinion as an exhibit to the Registration Statement.

                                                       Very truly yours,

                                                       /s/ THOMAS F. ENGLISH
                                                       Thomas F. English
                                                       Senior Vice President and
                                                       Deputy General Counsel